Exhibit 99.1

Worksport Enters Pre-Production & Testing Phase with TerraVis COR: Mobile Energy Storage System

TORONTO – May 13, 2021 -- Worksport Ltd (OTC: WKSP) (or the “Company”) is updating its investors, shareholders, and supporters about its ground-breaking TerraVis COR™ mobile energy storage system. The Company has completed the final designs for TerraVis COR™. As a result of overwhelming international demand, Worksport will soon be launching a new TerraVis™ specific website that we will be providing more information about in the coming weeks.

TerraVis COR™ has entered the production prototype phase with the first pre-production prototype expected to be ready by early Q3, 2021. The prototype system(s) will be fully operational and is expected to mirror that which will be commercially available at the turn of the year, barring any drastic changes warranted from results of the complete testing process. Please note that this extensive testing is required to receive certifications that go beyond North American’s mandated requirements and will make TerraVis COR a commercially viable global product.

Worksport CEO Steven Rossi comments, “My team and I are delighted to be at the stage where we can showcase our TerraVis COR™ system. We believe the system is the ideal integration of user-friendly simplicity with clever, multi-dimensional, complex function, creating an intriguing, robust, practical, and mobile energy storage product for the everyday consumer. We believe the TerraVis COR™ system is going to be a truly unique product, the first of its kind. We expect that as the broader global markets experience this ultra-functional modular, portable, energy storage and deployment system, demand will be extraordinary.”

One more development: Worksport is in in the process of getting its uniquely designed, branded products, sold through several large, automotive-focused, online retailers which is expected to expand the Company’s footprint on the national scale. At the same time, discussions are being held with various distribution channels to get Worksport’s innovative branded products in many brick-and-mortar stores in the coming year.

Rossi concluded, “Worksport is working diligently to become a household brand known for its unique combination of leading-edge technology with every-day use. The TerraVis COR™ system is huge step for the growth of this brand as it epitomizes the combination of sophistication and simplicity. We expect it to be a massive revenue stream, supplementing the solid foundation as the business journeys back to profitability and beyond.

Worksport will update shareholders on new Intellectual Property, TerraVis Pre-Order Site, and a global launch of the TerraVis COR soon, among other forthcoming updates.

To stay up-to-date on all the latest Worksport news, investors, shareholders, and supporters are encouraged to follow the company’s social media accounts on Twitter, Facebook, LinkedIn, and Instagram, as well as sign up for the company’s newsletters at www.worksport.com and www.goterravis.com.  Worksport will continue to update investors, shareholders, and supporters to maintain the highest level of disclosure and information dissemination as Worksport continues to grow and develop at a very rapid pace.

About Worksport Ltd.

Worksport Ltd. (currently OTCQB: WKSP) develops and manufactures high quality, modular, attractively priced tonneau covers and solar-powered systems for light-duty trucks such as the Sierra, Silverado, Canyon, RAM, Ford F-Series, et al. as well as consumer adventures & emergency/ disaster-recovery purposes, where portable energy is a necessity. The modular, redefining Worksport TerraVis™ tonneau cover system is being mindfully designed for the jobsite contractor and off-road, light-duty trucker - for work and play - to sustainably supply extra energy for those additional miles. Its allied TerraVis COR™ mobile energy storage system (ESS), expected to launch by end of 2021, will be another redefining product targeted for vacationers, second-home owners, and campers. Plans are also being constructed to address the dire adoption & scaling needs of the EV markets with grid micro-charging stations to provide convenience and efficiency in recharging to smaller form-factor EVs. For more information, please visit www.worksport.com and www.goterravis.com.

Connect with Worksport:

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For additional information, please contact:

Faran Ali

Business Development Manager
Worksport Ltd

T: 1-(888) 506-2013
E:investors@worksport.com

Forward-Looking Statements

The information contained herein may contain “forward-looking statements.” Forward-looking statements reflect the current view about future events. When used in this press release, the words “anticipate,” “believe,” “estimate,” “expect,” “future,” “intend,” “plan,” or the negative of these terms and similar expressions, as they relate to us or our management, identify forward-looking statements. Such statements include, but are not limited to, statements contained in this press release relating to the view of management of the Company concerning its business strategy, an up listing to a national exchange, future operating results and liquidity and capital resources outlook. Forward-looking statements are based on the Company’s current expectations and assumptions regarding its business, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. The Company’s actual results may differ materially from those contemplated by the forward-looking statements. They are neither statements of historical fact nor guarantees of assurance of future performance. We caution you therefore against relying on any of these forward-looking statements. Factors or events that could cause the Company’s actual results to differ may emerge from time to time, and it is not possible for the Company to predict all of them. The Company cannot guarantee future results, levels of activity, performance, or achievements. Except as required by applicable law, including the securities laws of the United States, the Company does not intend to update any of the forward-looking statements to conform these statements to actual results. No Stock Exchange or Regulation Services Provider accepts responsibility for the adequacy or accuracy of this release.